U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange
Commission on                                                                                                                                                 Registration No.

Bio-Solutions Corp.
(Exact name of registrant as specified in its charter)

Nevada	0200	98-0557171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
14517, Joseph Marc Vermette, Mirabel (Québec), Canada		J7J 1X2
(Address of registrant's principal executive offices)		(Zip Code)

(888) 686-2611
(Registrant's Telephone Number, Including Area Code)

Bio-Solutions Corp.
14517, Joseph Marc Vermette
Mirabel (Québec), Canada J7J 1X2
Tel: (888) 686-2611
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Michael J. Muellerleile, Esq.
M2 Law Professional Corporation
500 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Tel:  (949) 706-1470 / Fax: (949) 706-1475

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ] _______
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
See definitions of  “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)
Large accelerated filer  ☐                                                                                                                               Accelerated filer                 ☐
Non-accelerated filer    ☐ (Do not check if a smaller reporting company)                                              Small reporting company    ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	5,600,000	$0.40	$2,240,000	$124.99

(1 The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of our common stock as quoted on the Over the Counter Bulletin Board on March 18, 2009 (within 5 business days prior to filing this registration statement).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated ___________, 2009

The information in this prospectus is not complete and may be changed. The selling shareholders will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

Preliminary Prospectus
______________________
Bio-Solutions Corp.
a Nevada corporation
5,600,000 Shares of Common Stock

This prospectus relates to 5,600,000 shares of common stock of Bio-Solutions Corp., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

Our common stock is quoted on the Over the Counter Bulletin Board under the symbol "BISU". As of March 18, 2009, the closing price was $0.47 per share. The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

There is a limited trading market for our common stock. We cannot give you any assurance that a more active trading market in our common stock will develop, or if such a market does develop, that it will continue. You should read this prospectus carefully before you invest in our common stock offered hereby.

See “Risk Factors” on Pages 5 to7 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is _________.
Subject to completion.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	5
Forward Looking Statements	8
Use of Proceeds	8
Determination of Offering Price	8
Dilution	8
Selling Security Holders	8
Plan of Distribution	9
Legal Proceedings	9
Directors Executive Officers Promoters and Control Persons	10
Security Ownership of Certain Beneficial Owners and Management	10
Description of Securities	11
Interest of Named Experts and Counsel	11
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	11
Organization Within Last Five Years	11
Description of Business	12
Management's Discussion and Analysis of Financial Condition and Results of Operations	13
Description of Property	15
Certain Relationships and Related Transactions	16
Market for Common Equity and Related Stockholder Matters	16
Executive Compensation	18
Financial Statements	19
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	31
Legal Matters	31
Experts	31
Additional Information	31
Indemnification of Directors and Officers	32
Other Expenses of Issuance and Distribution	32
Recent Sales of Unregistered Securities	32
Exhibits	33
Undertakings	34
Signatures	35

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

You should read this summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.

Our Business:
Our principal business address is 14517, Joseph Marc Vermette, Mirabel (Québec), Canada J7J 1X2.  Our telephone number (888) 686-2611.

We are a manufacturer of a premix product for the poultry industry called Nutra-Animal. Nutra-Animal is an anti-oxidant containing wheat middlings, vitamin E, calcium carbonate, shrimp flour, sodium, selenite and fish oil.We have conducted studies that we believe demonstrate the positive impact of Nutra-Animal on growth and reinforcement of the immune system.

Our state of organization:	We were incorporated in Nevada on March 27, 2007.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus.  We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement	For the Year Ended December 31, 2008	For the Period from Inception on March 27, 2007 through December 31, 2007

Revenue	51,647	37,951
Gross Profit (Loss)	(10,703)	21,806
Operating Expenses	514,180	86,459
Net Loss	(529,289)	(64,653)
Net Loss Per Share	(0.06)	(0.01)

Balance Sheet	December 31, 2008	December 31, 2007

Total Assets	194,609	79,448
Total Liabilities	169,040	14,281
Shareholders' Equity (Deficit)	25,569	65,167

Number of shares being offered:
The selling security holders want to sell 5,600,000 shares of our issued and outstanding common stock. The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Estimated use of proceeds:	We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks Related to our Business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were formed on March 27, 2007. Our lack of operating history in the animal feed industry, which makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues and become profitable.

We have limited revenues to sustain our operation

We are a small company that is currently developing our business. To date, we have only generated very limited revenues. The success of our business operations will depend on our ability to obtain clients and provide quality products to those clients. We are not able to predict if we will be able to develop our business and generate significant revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

Our accumulated deficit through December 31, 2008 was $593,942. We expect to incur operating and capital expenditures for the next year and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

We are dependent on one supplier for the main ingredient used in our product, and we do not currently have any other source for that ingredient.

We rely on one key supplier for the main ingredient used in our product. We cannot guaranty that the said supplier will continue to supply us with the main ingredient used in our product. In the event that we cannot buy the ingredient from that supplier, we will need to develop a relationship with another supplier. Our failure to develop another relationship with a different supplier will significantly affect our ability to generate significant revenues.

Four customers account for a majority of our revenue, and the loss of those customers would result in a loss of a significant amount of our revenues.

Approximately 93% of our revenue was generated by four customers that were all considered to be major customers. A major customer is one that represents at least 10% of our revenue. If we were to lose any of those major customers, we would lose a significant amount of our revenues.

We may not be able to compete effectively with other resellers, manufacturers and wholesalers of animal feed.

The animal feed industry is significantly competitive. We have competitors that have been providing traditional animal feed, including chicken pre-mix, for many years and have more resources than we do. Many of those competitors have significantly greater financial, human and marketing resources than we have. As a result, these competitors may be able to devote greater resources to the development, promotion, sale and support of their products than we do. If we do not compete effectively with current and future competitors, we may be unable to secure client contracts, or we may be required to reduce our rates in order to compete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

We anticipate that we may need to raise additional capital to market our products and expand our operations. Our failure to raise additional capital will significantly affect our ability to fund our proposed activities.

We are currently not engaged in any sophisticated marketing program to market our products, because we lack capital and revenues to justify the expenditure. Our strategy is to negotiate distribution agreements to lower these expenses. We believe that we will need to raise $250,000 to fully implement our business plan.

If we are unable to successfully execute our growth strategy, our business and future results of operations may suffer.

Our growth strategy includes increasing the number of clients that we serve, selectively expanding the geographic reach of our products and broadening the scope of our products offerings. In connection with our growth strategy, we will be required to increase our sales and marketing efforts. Our growth strategy exposes us to a number of risks, including the following:

•
geographic expansion requires start-up costs, and often requires lower rates to generate initial business. In addition, geographic expansion may disrupt our patterns to and from and within the expanded area and may expose us to areas where we are less familiar with customer rates, operating issues and the competitive environment;

•	growth may strain our management, capital resources and customer service;
•	hiring new employees may increase training costs and may result in temporary inefficiencies as the employees learn their jobs; and
•	expanding our products offerings may require us to enter into new markets and compete with additional competitors.

We cannot guaranty that we will overcome the risks associated with our growth. If we fail to overcome such risks, we may not realize additional revenue or profitability from our efforts and we may incur additional expenses.

Outbreaks of livestock disease can adversely affect sales of our products.

Outbreaks of livestock diseases can significantly affect demand for our products. An outbreak of disease could result in governmental restrictions on the sale of livestock products to or from customers, or require our customers to destroy their chickens. This could result in the cancellation of orders by our customers and create adverse publicity that may have a material adverse effect on the agricultural products industry and our ability to market our products successfully.

We have limited marketing and sales capabilities.

Our future success depends, to a great extent, on our ability to successfully market our products. We currently have limited sales and marketing capabilities. Consequently, we will need to identify and successfully target particular market segments in which we believe we will have the most success. These efforts will require a substantial, but unknown, amount of effort and resources. We cannot assure you that any marketing and sales efforts undertaken by us will be successful or will result in any significant sales. Our strategy is to negotiate distribution agreements to increase our market penetration.

Our products and processes can expose us to product liability claims.

Product liability claims or product recalls can adversely affect our business reputation and expose us to increased scrutiny by provincial and governmental regulators. The packaging, marketing and distribution of agricultural feed products entail an inherent risk of product liability and product recall and the resultant adverse publicity. We may be subject to significant liability if the consumption of any of our products causes injury, illness or death of livestock, other animals or humans. We could be required to recall certain of our products in the event of contamination or damage to the products. In addition to the risks of product liability or product recall due to deficiencies caused by our production or processing operations, we may encounter the same risks if any third party tampers with our products. We cannot assure you that we will not be required to perform product recalls, or that product liability claims will not be asserted against us, in the future. Any claims that may be made may create adverse publicity that would negatively affect our ability to market our products successfully.

Our officers and directors are engaged in other activities that could conflict with our interests. Therefore our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

The individuals serving as officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services and functions between the other business ventures in which they may or become involved and our affairs. Outside demands on our management’s time may prevent them from devoting sufficient time to our operations.

We depend on the efforts and abilities of our management to continue operations.

Our management is our only employees with experience relevant to the business. In addition, the demand on their time will increase because of our status as a public company. The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained. We do not currently have any executive compensation agreements. We cannot guaranty that our management will remain with us.

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders.

The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock.  These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.  Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases. Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues.

We hope to obtain significant revenues from future product sales.  In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

Risks Related to Owning Our Common Stock

Our officers, directors and principal shareholders own approximately 66.8% of our outstanding shares of common stock, allowing these shareholders control matters requiring approval of our shareholders.

Our officers, director and principal shareholders beneficially own, in the aggregate, approximately 66.8% of our outstanding shares of common stock.  If the officers, directors and principal shareholders sell all of their shares that are being registered in this offering, they will own approximately 21.3% of our outstanding shares of common stock.  Such concentrated control of the company may negatively affect the price of our common stock.  Our officers, directors and principal shareholders can control matters requiring approval by our security holders, including the election of directors.

Shares of our common stock may continue to be subject to price volatility and illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares are currently only eligible for quotation on the Over-The-Counter Bulletin Board, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies.  Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;
•	fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
•	variations in our quarterly operating results;
•	fluctuations in related commodities prices; and
•	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future.  Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Our common stock may be subject to penny stock regulations which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  If our common stock becomes subject to the penny stock rules, holders of our shares may have difficulty selling those shares.

We are registering 5,600,000 shares of common stock owned by our former officer and director and our current officers and directors. The selling security holders, including our officers and directors, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers’ and directors’ desire to see us succeed.

A large percentage of the stock owned by the selling security holders, who are our former and current officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders, who are our former and current officers and directors, may sell a large percentage of their shares immediately after they are registered.  In the event that the selling security holders sell some of their shares, the price of our common stock could decrease significantly. We cannot assure you that the officers and directors will not sell some of their shares as soon as they are registered.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares being offered by the selling security holders.

Determination of Offering Price

Factors Used to Determine Share Price. The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, or at privately negotiated prices.  Therefore, the offering price of the shares being offered by the selling shareholders has no relationship to any established criteria of value, such as book value or earnings per share.

Dilution

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders

The following table sets forth information concerning the selling security holders including:

1.	the number of shares owned by the selling security holders prior to this offering;
2.	the total number of shares that are to be offered by the selling security holders;
3.	the total number of shares of common stock that will be owned by the selling security holders upon completion of the offering; and
4.	the percentage of common stock that will be owned by the selling security holders upon completion of the offering if all of the offered shares are sold by the selling security holders.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. The selling security holders have no position or office with us, nor any material relationship with us, except as listed below. The selling security holders are not broker-dealers or affiliates of broker-dealers to our knowledge.

Name of Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold
Roger Corriveau (1)	6,000,000	5,000,000	1,000,000	8.1%
Ghislaine St-Hilaire (2)	1,500,000	500,000	1,000,000	8.1%
Gilbert Pomerleau (3)	720,000	100,000	620,000	5.0%
Total	8,220, 000	5,600,000	2,620,000	21.3%

(1) Roger Corriveau is our former officer and director.
(2) Ghislaine St-Hilaire, our vice-president, secretary and director, who owns 1,500,000 shares, is the common law spouse of Roger Corriveau, our former officer and director, who owns 6,000,000 shares. Therefore, each of Ghislaine St-Hilaire and Roger Corriveau may be considered to beneficially own 7,500,000 shares of common stock, which equals approximately 61.0% of our issued and outstanding common stock.
 (3) Gilbert Pomerleau is our vice president, chief financial officer and one of our directors.

Plan of Distribution

The offering by the selling shareholders may start as soon as this registration statement is declared effective. The selling shareholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution for all the shares being registered by this registration statement are set forth below.

Registration Fees	Approximately	$124.99
Transfer Agent Fees	Approximately	$250.00
Costs of Printing and Engraving	Approximately	$500.00
Legal Fees	Approximately	$10,000.00
Accounting Fees	Approximately	$5,000.00

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information regarding our executive officer and director.

Name	Age	Position
Dr. Gilles Chaumillon	46	president, chief executive officer
Gilbert Pomerleau	43	vice president, chief financial officer, director
Ghislaine St-Hilaire	59	vice president and secretary, director

Dr. Gilles Chaumillon. Dr. Gilles Chaumillon  has been the president and chief executive officer since March 16, 2009. From 2004 to 2008, Dr. Gilles Chaumillon served as Senior Director, Project Management for BioSyntech Inc., a biotechnology company located in Canada and listed on the TSX stock exchange. Prior to 2004, he was General Manager and Business Development Director of a Contract Research Organization. He began his career at Æterna-Zentaris as Director in charge of collaboration network and process development. His experience encompasses product and process development, manufacturing and also business development, strategic planning and commercialisation. Dr. Chaumillon is a member of Quebec MBA Association (AMBAQ) and also an active member Quebec Biotech Association (BIOQUEBEC) where he is president of the membership committee. Dr. Chaumillon holds a PhD degree in marine biology from Laval University of Québec City and a MBA in Biotech Management from University of Quebec at Montreal. Dr. Chaumillon is not an officer or director of any other reporting company.

Gilbert Pomerleau. Mr. Pomerleau has been vice president, chief financial officer and a director since our inception. In 1980, Mr. Pomerleau started his career in his family business of breeding poultry, pigs and cows. During this time, Mr. Pomerleau developed an interest for new and innovative breeding techniques. The family owned farm produces more than 165,000 chickens per year. Mr. Pomerleau initiated the use of the marine based natural supplements in the daily diet of 30,000 chickens. Mr. Pomerleau is not a director or officer of any other reporting company.

Ghislaine St-Hilaire. Ghislaine St-Hilaire has been a vice-president, secretary and a director since our inception. She is responsible for the daily management of our operations. Ghislaine St-Hilaire has been working in business management for the past thirty years, with small and medium size businesses, supporting them with her expertise in accounting. She has worked in international business with the Canadian International Development Agency. Mrs. St-Hilaire is not a director of any other reporting company.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. As such, Gilbert Pomerleau and Ghislaine St-Hilaire will continue to serve as directors until replacements are appointed, or until shareholders elect new directors. All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist) serve at the discretion of the board. Currently, directors receive no compensation.

There are no family relationships between any of our officers or directors.  There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 18, 2009, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Dr. Gilles Chaumillon 14517 Joseph Marc Vermette Mirabel, Québec Canada, J7J 1X2	No shares President and chief executive officer	0%
Common Stock	Roger Corriveau 77, 572ième avenue St-Hippolyte, Québec, Canada, J8A 3L3	6,000,000 shares Former officer and director	48.8%
Common Stock	Gilbert Pomerleau 145, route 216 Ste-Marguerite, Québec Canada, G0S 2X0	720,000 shares (1) Vice president, chief financial officer, director	5.9%
Common Stock	Ghislaine St-Hilaire (2) 77 572 ième avenue St-Hippolyte, Québec Canada, J8A 3L3	1,500,000 shares Vice-president, secretary and director	12.2%
Common Stock	All directors and named executive officers as a group	2,220,000 shares	18.1%*
* Figures may vary due to rounding.

(1) Includes 220,000 shares of common stock held by Gestion Gilbert Pomerleau Inc., which is controlled by Gilbert Pomerleau, our vice president, chief financial officer and one of our directors.  Gilbert Pomerleau is deemed to beneficially own those shares.

 (2) Ghislaine St-Hilaire, our vice-president, secretary and director, who owns 1,500,000 shares, is the common law spouse of Roger Corriveau, our former officer and director, who owns 6,000,000 shares. Therefore, each of Ghislaine St-Hilaire and Roger Corriveau may be considered to beneficially own 7,500,000 shares of common stock, which equals approximately 61.0% of our issued and outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.  Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

Audit Committee. Presently, the board of directors acts as the audit committee. The board of directors does not have an audit committee financial expert. The board of directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Description of Securities

Description of Capital Stock. We are authorized to issue 75,000,000 shares of $.001 par value common stock.  As of March 18, 2009, there were 12,299,350 shares of common stock that were issued and outstanding.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation and our Bylaws do not contain any other provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters.  Roger Corriveau, Gilbert Pomerleau and Ghislaine St-Hilaire were our promoters.  In May 2007, we issued 6,000,000 shares of our common stock to Roger Corriveau, 500,000 shares of our common stock to Gilbert Pomerleau, and 1,500,000 shares of our common stock to Ghislaine St-Hilaire for a total cash consideration of $8,000, or $0.001 per share. There is no other information that would be required to be disclosures by Item 401(d) or Item 404(d) of Regulation S-K.

Description of Business

Our Background. We were incorporated under the laws of the State of Nevada on March 27, 2007.

Our Business. We are a manufacturer of a premix product for the poultry industry called Nutra-Animal. Nutra-Animal is an anti-oxidant containing wheat middlings, vitamin E, calcium carbonate, shrimp flour, sodium, selenite and fish oil. We have conducted studies that we believe demonstrate the positive impact of Nutra-Animal on growth, reinforcement of the immune system, as well as the ratio of net weight of flesh. We plan to expand the chicken feed product line in the next twelve months. We also plan to conduct additional tests to improve and adjust our products for the different types of poultry. We hope to conduct studies on pigs and calves beginning in 2009.

Our Supplier. Our supplier for the raw material used in our Nutra-Animal blend is called Oceanutrasciences, Inc., (“Ocean”) and is also known as Aqua-Biokem. Our first order of raw materials was purchased from Natural Solutions International, a private company controlled by our Roger Corriveau, our former officer and director, which purchased the materials from Ocean.  However, on September 11, 2008, we entered into a License Agreement (“Agreement”) with Ocean Inc.  The Agreement grants us an exclusive license to market and sell Ocean’s Nutra-Pro 80-20 animal feed product under Ocean’s trademarks in the sales territory of North America.  The terms of the license agreement provide for our payment to Ocean of an aggregate of CDN$150,000, with payments of CDN$50,000 on each of these dates: July 31, 2008, October 31, 2008 and December 31, 2008.   To date, we have paid CDN$75,000, and Ocean has agreed to defer payment of the balance of CDN$75,000 until Ocean provides us with the detailed formulation of the product formula and production process. We have also agreed to purchase the product under this Agreement in agreed-upon amounts during the term of the Agreement, beginning with 1,250kg the first year of the Agreement.

A copy of that Agreement is attached to our Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 16, 2008, as Exhibit 10.1 and is incorporated herein by reference.  This brief description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement.

We may need to develop relationships with additional suppliers so that we will have alternative suppliers in the event that our current supplier does not desire or is unable to supply a sufficient amount of products to meet our customers’ requirements. We also plan to enter arrangements with other suppliers to diversify our product offerings.

Our Target Markets and Marketing Strategy.  We believe that our primary market is chicken integrators as well as chicken feed manufacturers in Canada. We hope to expand our operations in the United States and, to that extent, we have initiated talks with various customers in the United States. Our management has started approaching major chicken integrators for them to test the product, as those approached have expressed the wish to conduct some in house tests.

We intend aggressively market and promote the “Nutra-Animal” brand. We have initiation pig farms to educate their clients on new product developments and improvements to existing products. We intend to provide educational seminars in chicken breeding regions to explain the benefits of Nutra-Animal and educate the farmers to properly prepare and mix the various feed components. As we market and sell directly to chicken integrators, we are able to collect and analyze data from those parties which assists in preparation and design of new products. We also plan to attend agricultural conventions that take place in the market areas where we currently conduct business as well as in provinces that we expect to enter. We may also place advertisements and promotional pieces in agricultural trade journals.

Growth Strategy. Our primary objective is to become one of the dominant providers of chicken pre-mix, to offer the chicken industry the possibility to raise healthier chickens and obtain a better yield on the market. We originally concentrated our efforts in the province of Quebec, Canada. Recently, we started conducting some tests with integrators in the province of Ontario and Western Canada. We also recently started using a similar strategy in the United States and plan to market our products in the United States in the early 2009.

We believe that we will be able to generate additional revenues by increasing the size of our product line, thereby increasing the number of pre-mixes or feeds that we can sell. We intend to look for opportunities to produce other types of pre-mixes or feeds. We also believe that there may be opportunities to enter into joint venture agreements with companies that produce other pre-mixes or feeds other than our own. In addition to continually developing and evaluating new pre-mixes or feeds, we may consider the acquisition of other companies operating in a similar fashion.

Our Website.  Our website www.bio-solutions-corp.com is under construction and will provide scientific information on the products sold by the Company as well as new products being tested. Our website will also provide a description of our business together with our contact information including our address, telephone number and e-mail address. We also believe that we can use our website to facilitate sales of our products as well as increase brand awareness.

Our Competition. The animal feed industry is significantly competitive. We have competitors that have been providing traditional animal feed, including chicken pre-mix, for many years and have more resources than we do. Many of those competitors have significantly greater financial, human and marketing resources than we have. As a result, these competitors may be able to devote greater resources to the development, promotion, sale and support of their products than we do. If we do not compete effectively with current and future competitors, we may be unable to secure client contracts, or we may be required to reduce our rates in order to compete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. We anticipate that competition will increase in the future. We may not successfully compete in any market in which we conduct or may conduct operations.

Although we believe our product is unique, other products containing anti-oxidants, mainly from Vitamin E and selenium are available on the market. We have spent a significant amount of time and energy researching and conducting studies and tests of our Nutra-Animal product. We hope that provides an advantage for us over our competitors. In addition, our ability to compete effectively will be dependent on our management establishing close relationships with a number of keys clients to constantly work with the client to improve our products.

Government Regulation. Through the laws and regulations of Canada and the provincial governments of Quebec and Ontario, our products and services are subject to material regulation by governmental agencies responsible for the agricultural and commerce industries. As such, business and company registrations, production license, and our products are certified and must be in compliance with the laws and regulations of provincial and other local governments and industry agencies. Our Nutra-Animal pre-mix has been approved for sale by the Canadian Food Inspection Agency under No. 982676 and we believe we are authorized to sell Nutra-Animal in the United States.

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in Nevada and the United States.

Our Research and Development. Our research and clinical studies have been conducted by Mr. Daniel Venne, a veterinarian, originally on the premises of our director Gilbert Pomerleau and then on the premises of third parties. To maintain a competitive advantage in the marketplace and keep pace with current developments, we will need to engage in continuous research and development.

Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties, and we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. We own the trademark for "NutraAnimal" in Canada.

As discussed herein, in August 2008, we entered into the Agreement with Ocean granting us an exclusive license to market and sell Ocean’s Nutra-Pro 80-20 animal feed product under Ocean’s trademarks in the sales territory of North America.   Ocean has agreed to provide us with the detailed formulation of the product and the production process.

Our success will depend on our ability to continue to develop and pre-mix and feed products. We currently have not applied for patents for our products or formulas, as our management believes an application for such patents would result in public knowledge of our proprietary technology and formulas. As we do not have patent protection for this technology or formula, we may not be able to protect our rights to this intellectual property, if our competitors discover or illegally obtain this technology or formula. Our inability to protect our rights to this intellectual property may adversely affect our ability to prevent competitors from using our products and developments.

We own the Internet domain name “www.bio-solutions-corp.com” Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Employees. As of March 18, 2009, we have one full-time employee. We believe we may need to hire two additional employees in the next six months so that we can service the orders. From time-to-time, we anticipate that we may use the services of independent contractors and consultants to support our expansion and business development.

Facilities. Our executive, administrative and operating offices are located at 14517, Joseph Marc Vermette, Mirabel (Québec), Canada J7J 1X2. Ghislaine St-Hilaire, our vice president, secretary and director, provides approximately 200 square feet of office space and 250 feet of warehousing space at no charge. Our financial statements reflect the fair market value of that space which is approximately $500 per month. Ms. St-Hilaire does not expect to be reimbursed for providing these facilities. That amount has been included in the financial statements as additional capital contribution by Ms. St-Hilaire. We do not have a lease or written lease or sublease agreement with Ms. St-Hilaire. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included elsewhere in this Registration Statement and in our Annual Report on Form 10-K for the year ended December 31, 2008.

For the fiscal year ended December 31, 2008 as compared to the period from inception on March 27, 2007 through December 31, 2007.

Results of Operations.

Revenues. We had revenues of $51,647 for the year ended December 31, 2008, and revenues of $37,951 for the period from inception on March 27, 2007 to December 31, 2007.  We hope to generate greater revenues as we continue operations and implement our business plan.   For the year ended December 31, 2008, we had $62,350 in total cost of revenues. This is comprised of $68,936 in beginning inventory, $69,793 in purchases, less $76,379 in ending inventory, resulting in a gross loss of $10,703.  This in comparison to the period from inception on March 27, 2007 through December 31, 2007, where we had zero in beginning inventory, $85,081 in purchases, less $68,936 in ending inventory, resulting in total costs of revenues of $16,145 resulting in a gross profit of $21,806.

Operating Expenses.  For the year ended December 31, 2008, we had total operating expenses of $514,180. This included professional expenses of $432,786, accounting fees of $9,999, general and administrative expenses of $59,118, and amortization of $12,277. The professional and consulting fees are comprised of legal and consulting expenses related to becoming a public company. We expect that we will continue to incur significant legal and accounting expenses related to being a public company.  This is in comparison to the period from March 27, 2007 (inception) through December 31, 2007, where we had total operating expenses of $86,459, which were comprised of professional fees of $49,400, accounting fees of $20,200 and general and administrative expenses of $16,859.

Net Income or Loss.   For the year ended December 31, 2008, and after interest expense of $4,406, we had a net loss of $529,289, with a net loss per share of $0.06.  In comparison, for the period from March 27, 2007 (inception) through December 31, 2007, we had a net loss of $64,653 and $0.01 per share. We expect to continue to incur net losses for the foreseeable future and until we generate significant revenues.

Liquidity and Capital Resources. We had cash of $810, accounts receivable of $6,240 and inventory of $76,379 as of December 31, 2008, which equals our total current assets of $83,429 as of that date. With our other asset of $111,180 represented by a license, net of amortization, our total assets as of December 31, 2008 were $194,609. In comparison, as of December 31, 2007, we had cash of $7,990, accounts receivable of $2,522 and inventory of $68,936, all of which equals are current total assets of $79,448 as of that date. Our current liabilities were $14,281, as of December 31, 2007, all of which was represented by accounts and accrued expenses.

Our current liabilities were $169,040 as of December 31, 2008, which was represented by accounts payable and accrued expenses of $126,107 short term loans of $38,966, and $3,967 due to an officer. In comparison, as of December 31, 2007, our current liabilities were $14,281, all of which was represented by accounts and accrued expenses.

During the quarter ended December 31, 2008, we retired certain short term loans totaling $125,000 which were from individuals/companies for amounts ranging between $5,000 and $45,000 (CD$) each and were provided to us for working capital. These amounts are short-term in nature as they were due on demand, and we have accrued interest at 5% per annum. Additionally, this amount was converted into 1,041,348 shares of common stock before December 31, 2008.  Our total liabilities were also $169,040 as of December 31, 2008, as compared to total liabilities of $14,281 as of December 31, 2007. We had no other liabilities and no long term commitments or contingencies as of December 31, 2008 and as of December 31, 2007.

Pursuant to a private placement offering, on December 18, 2008, we issued an aggregate of 421,502 shares of our restricted common stock at a price of $0.20 USD per share in exchange for cash of $25,000 USD, and $59,725 CDN raised from July to September 2008. Those funds were used for working capital. We will need to raise additional capital to expand our operations to the point at which we are able to operate profitably.

During 2009, we expect that the legal and accounting costs of being a public company will continue to impact our liquidity and we will need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Our auditors have questioned our ability to continue operations as a “going concern.” We hope to obtain significant revenues from future product sales.  In the absence of significant sales and profits, we will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

Our Plan of Operation for the Next Twelve Months.  To effectuate our business plan during the next twelve months, our main focus is to secure intellectual property on existing products as well as seeking rights on complementary products. With the second phase of tests being presently conducted by one of the major chicken integrator in the Canada, the first phase having been successful, we should be able to start selling our product across Canada in the second half of 2009. We are currently pursuing additional accounts by researching and contacting medium to large size integrators in the United States to convince them to conduct in house tests on our products. We are developing new updated sales and marketing materials including brochures describing the products that we provide so that we can provide a professional appearance to potential clients.

During the next three to six months, our primary objective is to strengthen our knowledge of the mode of action of the product to better our positioning in the market. In addition, we need to increase our client base so we can generate revenues to support our operations. We need to obtain additional clients as four customers account for approximately 93% of our revenues. During the next six to twelve months, we hope to expand our operations, based on the successful testing by prospective clients. We  also hope to finalize a pan Canadian distribution agreement to increase our presence on the market

We had cash of $810 as of December 31, 2008. In the opinion of management, our available funds will not satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. Besides generating revenue from our current operations, we will need to raise additional capital to expand our operations to the point at which we are able to operate profitably. Other than anticipated increases in the legal and accounting costs of becoming a public company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers, directors and principal shareholders. We cannot guaranty that additional funding will be available on favorable terms, if at all.  If adequate funds are not available, then our ability to expand our operations may be significantly hindered. If adequate funds are not available, we believe that our officers, directors and principal shareholders will contribute funds to pay for our expenses to achieve our objectives over the next twelve months. However, our officers, directors and principal shareholders are not committed to contribute funds to pay for our expenses.

We are not currently conducting any research and development activities, although we anticipate we may conduct such activities in the next twelve months. We do not anticipate that we will purchase or sell any significant equipment. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

Description of Property

Property held by us. As of the dates specified in the following table, we held no real property.  We do not presently own any interests in real estate.

Our Facilities.  Our executive, administrative and operating offices are located at 14517, Joseph Marc Vermette, Mirabel (Québec), Canada J7J 1X2. Ghislaine St-Hilaire, our vice president, secretary and one of our directors, provides approximately 200 square feet of office space as well as 250 feet of warehousing space at no charge. Our financial statements reflect the fair market value of that space which is approximately $500 per month. That amount has been included in the financial statements as additional capital contribution by Ms. St-Hilaire. We do not have a lease, written lease or sublease agreement for the premises with Ms. St-Hilaire. Ms. St-Hilaire does not expect to be reimbursed for providing these facilities. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Certain Relationships and Related Transactions

Certain Relationships. Roger Corriveau, our former officer and director, and Ghislaine St-Hilaire may be considered common law spouses.

Related Party Transactions.

In May 2007, we issued Roger Corriveau, our former officer and director, 6,000,000 shares, Gilbert Pomerleau 500,000 shares, and Ghislaine St-Hilaire 1,500,000 of our common stock for a total cash consideration of $8,000, or $0.001 per share.

From inception to the present, Roger Corriveau, our former officer, and director, provides approximately 200 square feet of office space, as well as 250 feet of warehousing space, to us at no charge. Financial statements reflect as occupancy costs, the fair market value of that space which is approximately $500 per month. That amount has been included in the financial statements as additional capital contribution by Mr. Corriveau. As of March 16, 2009, Ghislaine St-Hilaire has been providing that space to us.

Our first order of raw materials was purchased from Natural Solutions International, a private company controlled by our Roger Corriveau, our former officer and director. We anticipate that we will continue to purchase goods from Natural Solutions International until we negotiate a direct supply agreement with Ocean for the direct supply of products. For the year ended December 31, 2008 and the period March 27, 2007 through December 31, 2007, we incurred $89,820 and $73,900 respectively in inventory and other expenses to this company and $7,882 and $2,933 in rent. Approximately $11,905 is owed to this company at December 31, 2008 which is included in accounts and accrued expenses payable.

In addition, the formula for Nutra-Animal was developed by Roger Corriveau, our former officer, and director. Mr. Corriveau has agreed to allow us to use that formula at no charge, although we do not have a formal agreement or arrangement relating to the use of that formula.  Beginning in August 2008, we have entered into an exclusive license Agreement described herein with Ocean to market and sell its Nutra-Pro 80-20 animal feed product under Ocean’s trademarks in the sales territory of North America, so that we are no longer dependent on Mr. Corriveau’s company as a supplier.

We were advanced $3,967 from officers during the year ended December 31, 2008. These amounts are short-term in nature as they are due on demand, and we have not been charged interest. We anticipate repayment of these advances within the next twelve months.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors consent; and
•	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders.  We are a reporting company with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of March 18, 2009, there were 56 record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have not agreed to register for sale any shares of common stock held any of our shareholders.

There have been no cash dividends declared on our common stock.  Dividends are declared at the sole discretion of our Board of Directors.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

In May 2007, we issued Roger Corriveau, our former officer and director, 6,000,000 shares, Gilbert Pomerleau 500,000 shares, and Ghislaine St-Hilaire 1,500,000 of our common stock for a total cash consideration of $8,000, or $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 5 of that act and Regulation S.

From June to September 2007, we issued 1,286,500 shares of our common stock for $0.10 per share. The gross proceeds to us were $128,650.00. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, , which exemption is specified by the provisions of Section 5 of that act and Regulation S.

Pursuant to a private placement offering, on December 18, 2008, we issued an aggregate of 421,502 shares of our restricted common stock at a price of $0.20 USD per share in exchange for cash of $25,000 USD, and $59,725.00 CDN raised from July to September 2008, as reported in our most recent quarterly report on Form 10-Q.  The shares were issued to a total of seven purchasers in transactions which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. The proceeds were used for working capital.   The amount was reflected as a liability for stock to be issued on the balance sheet as of the quarter ending September 30, 2008 since we did not issue the shares at the time of subscription.

To convert outstanding loans to stock, on December 18, 2008, we issued an aggregate of 916,343 shares of our common stock to certain holders of certain outstanding promissory notes in the amount of $115,000 CDN, who elected to convert the amounts due at the conversion price of $0.12 USD per share.  We issued an aggregate of 124,998 shares of our common stock to certain holders of certain outstanding promissory notes in the amount of $15,000 USD, who elected to convert the amounts due at the conversion price of $0.12 USD per share.  The shares were issued in transactions which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. The original promissory notes were short term loans for amounts ranging between $5,000 and $45,000 (CD$) each and were provided to us for working capital.

On October 30, 2008, we issued to 1,550,000 shares of common stock to three consultants in exchange for services provided to us, which were valued at $310,000 or $0.20 per share. The shares were issued in transactions which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Penny stock regulation.  Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors.  As of March 18, 2009, our directors and officers are not paid any compensation. They are nevertheless reimbursed for their reasonable expenses incurred upon presentation of the appropriate documentary evidence.

Summary Compensation Table.  The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers for the period from March 27, 2007 (inception) to December 31, 2008.  Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts	All Other Compensation
					Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)
Roger Corriveau former officer, and director	2008	None	None	None	None	None	None	None
Gilbert Pomerleau, chief financial officer, director	2008	None	None	None	None	None	None	None
Ghislaine St-Hilaire, vice president, secretary, director	2008	None	None	None	None	None	None	None

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Outstanding Equity Awards. As of December 31, 2008, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Roger Corriveau former officer, and director	0	0	0	0	0	0	0	0	0
Gilbert Pomerleau, chief financial officer, director	0	0	0	0	0	0	0	0	0
Ghislaine St-Hilaire, vice president, secretary, director	0	0	0	0	0	0	0	0	0

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on March 27, 2007.

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Director Compensation. Our directors received the following compensation for their service as directors during the period from March 27, 2008, our date of formation, through December 31, 2008:

Name	Fees Earned or Paid in Cash	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Roger Corriveau former officer, and director	0	0	0	0	0	0	0
Gilbert Pomerleau, chief financial officer, director	0	0	0	0	0	0	0
Ghislaine St-Hilaire, vice president, secretary, director	0	0	0	0	0	0	0

Financial Statements

The financial statements required are presented in the following order:

Report of Independent Registered Public Accounting Firm	20
Balance Sheets as of December 31, 2008 and 2007	21
Statements of Operations and Accumulated Other Comprehensive Loss For the Year Ended December 31, 2008 and For the Period From March 27, 2007 (Inception) to December 31, 2007	22
Statements of Changes in Stockholders’ Equity (Deficit) For the Year Ended December 31, 2008 and For the Period From March 27, 2007 (Inception) to December 31, 2007	23
Statements of Cash Flows For the Year Ended December 31, 2008 and For the Period From March 27, 2007 (inception) to December 31, 2007	24
Notes to Financial Statements	25

Report of Independent Registered Public Accounting Firm

To the Directors of
Bio-Solutions Corp.

We have audited the accompanying balance sheets of Bio-Solutions Corp. (the "Company") as of December 31, 2008 and 2007, and the related statements of operations and accumulated other comprehensive loss, changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 2008 and period March 27, 2007 (Inception) through December 31, 2007. Our responsibility is to express an opinion on these financial statements based on our audits.
.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bio-Solutions Corp. as of December 31, 2008 and 2007, and the results of its statements of operations and accumulated other comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 1008 and period March 27, 2007 (Inception) through December 31, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in process of executing its business plan and expansion. The Company has not generated significant revenue to this point, however, has been successful in raising funds in their private placement. The lack of profitable operations and the need to continue to raise funds raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

/s/KBL, LLP

New York, NY
March 9, 2009

BIO-SOLUTIONS CORP.
BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	IN US$
ASSETS

	2008	2007
CURRENT ASSETS
Cash	$810	$ 7,990
Accounts receivable	6,240	2,522
Inventory	76,379	68,936
Total current assets	83,429	79,448

Other Asset
License, net of amortization	111,180	-

TOTAL ASSETS	$194,609	$ 79,448

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$126,107	$ 14,281
Short - term loans	38,966	-
Due to officer	3,967	-
Total current liabilities	169,040	14,281

TOTAL LIABILITIES	169,040	14,281

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 75,000,000 shares authorized,
12,299,350 and 9,286,500 shares issued and outstanding, respectively	12,299	9,287
Additional paid in capital	642,013	127,363
Accumulated deficit	(593,942)	(64,653)
Accumulated other comprehensive income (loss)	(34,801)	(6,830)
Total stockholders' equity (deficit)	25,569	65,167

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$194,609	79,488

The accompanying notes are an integral part of these financial statements.

BIO-SOLUTIONS CORP.
  STATEMENT OF OPERATIONS AND ACCUMULATED OTHER COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND
THE PERIOD MARCH 27, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007

	IN US$

		MARCH 27, 2007
	YEAR	(INCEPTION)
	ENDED	THROUGH
	DECEMBER 31, 2008	DECEMBER 31, 2007

REVENUE	$51,647	$37,951

COST OF REVENUES
Beginning inventory	68,936	-
Purchases	69,793	85,081
Ending inventory	(76,379)	(68,936)
Total Cost of Revenues	62,350	16,145

GROSS PROFIT (LOSS)	(10,703)	21,806

OPERATING EXPENSES
Professional fees	432,786	49,400
Accounting fees	9,999	20,200
General and administrative	59,118	16,859
Amortization	12,277	-
Total operating expenses	514,180	86,459

NET (LOSS) BEFORE OTHER EXPENSE
Interest expense	(4,406)	-
Total other expense	(4,406)	-

NET (LOSS)	$(529,289)	$(64,653)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	9,609,259	6,401,366

NET (LOSS) PER SHARE	$(0.06)	$(0.01)

STATEMENT OF ACCUMULATED OTHER COMPREHENSIVE LOSS

Net loss	$(529,289)	$(64,653)
Currency tranlation gains (losses)	(27,971)	(6,830)

TOTAL ACCUMULATED OTHER COMPREHENSIVE LOSS	$(557,260)	$(71,483)

The accompanying notes are an integral part of these financial statements.

BIO-SOLUTIONS CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD MARCH 27, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007

IN US$

					Accumulated
					Other
			Additional		Comprehensive
	Common Stock		Paid-In	Accumulated	Income
	Shares	Amount	Capital	Deficit	(Loss)	Total

Balance - March 27, 2007	-	$-	$-	$-	$-	$-

Common shares issued for cash	9,286,500	9,287	127,363	-	-	136,650

Net loss for the period	-	-	-	(64,653)	(6,830)	(71,483)

Balance - December 31, 2007	9,286,500	9,287	127,363	(64,653)	(6,830)	65,167

Common shares issued for cash	421,502	421	82,241	-	-	82,662

Common shares issued for conversion of notes payable	1,041,348	1,041	123,959	-	-	125,000

Common shares issued for services	1,550,000	1,550	308,450	-	-	310,000

Net loss for the year	-	-	-	(529,289)	(27,971)	(557,260)

Balance - December 31, 2008	12,299,350	$12,299	$642,013	$(593,942)	$(34,801)	$25,569

The accompanying notes are an integral part of these financial statements.

BIO-SOLUTIONS CORP.
STATEMENT OF CASH FLOW
FOR THE YEAR ENDED DECEMBER 31, 2008 AND
THE PERIOD MARCH 27, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007

	IN US$

		MARCH 27, 2007
	YEAR	(INCEPTION)
	ENDED	THROUGH
	DECEMBER 31, 2008	DECEMBER 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(529,289)	$(64,653)

Adjustments to reconcile net (loss)
to net cash used in operating activities:
Amortization	12,277	-
Common stock issued for services	310,000	-

Change in assets and liabilities
(Increase) in accounts receivable	(4,187)	(2,344)
(Increase) in inventory	(20,275)	(64,066)
Increase in accounts payable and accrued expenses	48,490	26,667
Total adjustments	346,305	(39,743)
Net cash (used in) operating activities	(182,984)	(104,396)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for license	(61,575)	-
Net cash (used in) financing activities	(61,575)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock for cash	82,662	136,650
Short-term loans, net of repayments	129,964	-
Advances from officers	3,967	-
Net cash provided by financing activities	216,593	136,650

Effect of foreign currency	20,786	(24,264)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(7,180)	7,990

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	7,990	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$810	$7,990

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

NONCASH OPERATING, INVESTING AND FINANCING ACTIVITIES
Conversion of notes payable to common stock	$125,000	$-
Recognition of license fees accrued	$61,575	$-

The accompanying notes are an integral part of these financial statements.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

On March 27, 2007, Bio-Solutions Corp. (the “Company”) was incorporated in the State of Nevada.

The Company is a manufacturer of a pre-mix for chicken integrators called Nutra-Animal, a pre-mix anti-oxidant containing wheat middlings, vitamin E, calcium carbonate, silicone dioxyde, shrimp flour, sodium selenite and fish oil.

The Company to date has conducted three clinical studies that have demonstrated the positive impact of Nutra-Animal (chicken) on growth, reinforcement of the immune system, as well as the ratio of net weight of flesh. The product has been approved for sale in Canada by the Canadian Food Inspection Agency under number 982676.

The Company’s supplier for the distinctive raw material used in the Nutra-Animal blend has worldwide exclusive rights.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and has generated losses totaling $593,942 in their initial two years, and needs to raise additional funds to carry out their business plan. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, and the ability of the Company to obtain necessary equity financing to continue operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

In the opinion of management, the current funds raised to date will satisfy the working capital requirements for the next twelve months. Besides generating revenues from current operations, the Company may need to raise additional capital to expand operations to the point at which the Company can achieve profitability. The terms of equity that may be raised may not be on terms acceptable by the Company. If adequate funds cannot be raised outside of the Company, the Company’s officers and directors may need to contribute funds to sustain operations.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Currency Translation

The Company operates in Canada, and certain accounts of the Company are reflected in currencies other than the U.S. dollar. The Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates for currencies in the Canadian dollar. The Company’s functional currency is the Canadian dollar, while the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the year ended December 31, 2008 and the period from March 27, 2007 (inception) to December 31, 2007, the Company recorded approximately $27,971 and $6,830 in translation losses, respectively.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income (Loss)

The Company follows the provisions of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (FAS 130). FAS 130 governs the financial statement presentation of changes in stockholders’ equity (deficit) resulting from non-owner sources. Accumulated other comprehensive income (loss) as reported in the accompanying financial statements represent gains (losses) from foreign currency translation.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

Fixed Assets

Although the Company does not have any fixed assets at this point.  Any fixed assets acquired in the future will be stated at cost, less accumulated depreciation. Depreciation will be provided using the straight-line method over the estimated useful lives of the related assets. Costs of maintenance and repairs will be charged to expense as incurred.

Recoverability of Long-Lived Assets

Although the Company does not have any long-lived assets at this point, for any long-lived assets acquired in the future the Company will review their recoverability on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable, accrued expenses, and accounts receivable approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.
Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company generates revenue from the sales of their products in accordance with Staff Accounting Bulletin 101. The criteria for recognition are as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectable is reasonably assured.

The Company’s revenues are generated through the manufacturing of their products. The Company ships their product to their suppliers. It is policy that the Company recognizes revenues upon placement of the purchase order. This is the time when the criteria established above has been determined to have been met. The Company primarily ships product the same day as the purchase order is received. The customer typically pays for product within a 30 day period; therefore management has determined no allowance is required as of December 31, 2008 and 2007, respectively. The right of return does exist for a small period subsequent to sale.  However, their have been no refunds since inception.

(Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (CONTINUED)

The following is a reconciliation of the computation for basic and diluted EPS:

	December 31, 2008	December 31, 2007

Net loss	$(529,289)	$(64,653)

Weighted-average common shares
outstanding (Basic)	9,609,259	6,401,366

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
outstanding (Diluted)	9,609,259	6,401,366

Inventory

Inventory is stated at the lower of cost (FIFO:  first-in, first-out) or market, and includes raw materials and finished goods.  The cost of finished goods includes the cost of packaging supplies, direct and indirect labor and other indirect manufacturing costs. As of December 31, 2008 and 2007, inventory of $76,379 and $68,936 includes $62,213 and $63,453 of raw materials with the balance being finished goods, respectively.

Uncertainty in Income Taxes

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management has adopted FIN 48 for 2007, and they evaluate their tax positions on an annual basis, and has determined that as of December 31, 2008, no additional accrual for income taxes is necessary.

Recent Issued Accounting Standards

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

 In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of SFAS No. 160 will have on the Company’s financial position, results of operations or cash flows.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In December 2007, the FASB issued SFAS 141R, Business Combinations (“SFAS 141R”), which replaces FASB SFAS 141, Business Combinations.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110, “Use of a Simplified Method in Developing Expected Term of Share Options” (“SAB 110”).  SAB 110 expresses the current view of the staff that it will accept a company’s election to use the simplified method discussed in Staff Accounting Bulletin 107, Share Based Payment, (“SAB 107”), for estimating the expected term of “plain vanilla” share options regardless of whether the company has sufficient information to make more refined estimates.  SAB 110 became effective for the Company on January 1, 2008.  The adoption of SAB 110 is not expected to have a material impact on the Company’s financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that SFAS 161 will have an impact on their results of operations or financial position.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The Company was required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe FSP 142-3 will materially impact their financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). SFAS 162 makes the hierarchy of generally accepted accounting principles explicitly and directly applicable to preparers of financial statements, a step that recognizes preparers’ responsibilities for selecting the accounting principles for their financial statements. The effective date for SFAS 162 is 60 days following the U.S. Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board’s related amendments to remove the GAAP hierarchy from auditing standards, where it has resided for some time. The adoption of SFAS 162 will not have an impact on the Company’s results of operations or financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of SFAS No. 60” (SFAS 163). SFAS 163 prescribes accounting for insures of financial obligations, bringing consistency to recognizing and recording premiums and to loss recognition. SFAS 163 also requires expanded disclosures about financial guarantee insurance contracts. Except for some disclosures, SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS 163 will not have an impact on the Company’s results of operations or financial position.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

NOTE 3-	STOCKHOLDERS’ EQUITY (DEFICIT)

The Company was established with one class of stock, common stock – 75,000,000 shares authorized at a par value of $0.001.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 3-	STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Between June and October 2007 the Company issued 9,286,500 shares of common stock in a private placement for $136,650.

During the period July 1, 2008 through September 30, 2008 the Company raised $82,662 through the sale of 421,502 shares of common stock.

In October 2008 the Company entered into agreements with consultants that performed services for the Company. At that time, the Company issued the consultants 1,550,000 shares of common stock valued at $.20 per share (the value the Company received cash for their shares at the same time). The value of $310,000 is reflected in the statements of operations for the year ended December 31, 2008.

The Company in December 2008 issued 1,041,348 shares of stock in conversion of $125,000 of notes payable (approximately $.12 per share).

As of December 31, 2008, the Company has 12,299,350 shares of common stock issued and outstanding.

The Company has not issued any options or warrants to date.

NOTE 4-	RELATED PARTY TRANSACTIONS

The Company conducts business with another company owned by an officer of the Company. The Company purchases goods and uses office space in the other company’s offices. The Company is currently being charged rent on a month to month basis. For the year ended December 31, 2008 and the period March 27, 2007 through December 31, 2007, the Company incurred $89,820 and $73,900, respectively in inventory and other expenses to this company and $7,882 and $2,933 in rent. Approximately $11,905 is owed to this company at December 31, 2008 which is included in accounts and accrued expenses payable.

The Company was advanced $3,967 from officers during the year ended December 31, 2008. These amounts are short-term in nature as they are due on demand, and the Company has not been charged interest. The Company anticipates repayment of these advances within the next twelve months.

NOTE 5-	SHORT-TERM LOANS

The Company was advanced $125,000 from seventeen (17) individuals/companies for amounts ranging between $5,000 and $45,000 each during the year ended December 31, 2008. These amounts were converted into 1,041,348 shares of common stock.

In December 2008, the Company entered into three notes payable on demand in the amounts of $20,000 (CD$), $10,000 (CD$) and $24,990 (CD$) loan. All of these loans accrue interest at 5% per annum. The Company has repaid $7,530 (CD$) at the end of December 2008, and has $17,460 (CD$) remaining due on this note. The total outstanding due on these notes as of December 31, 2008 is $47,460 (CD$) or $38,966 (US$).

The Company had accrued interest at 5% per annum on these notes and accrued $4,723 as of December 31, 2008. Interest expense for the year ended December 31, 2008 is $4,406.

NOTE 6-	MAJOR CUSTOMERS

93% and 80% of the Company’s revenue was generated by four and three customers for the year ended December 31, 2008 and period March 27, 2007 through December 31, 2007, respectively that were all considered to be major customers. A major customer is one that represents at least 10% of the Company’s revenue. The Company does not consider this risk to be significant.

BIO-SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 7-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of December 31, 2008, there is no provision for income taxes, current or deferred.

Net operating losses	$201,940
Valuation allowance	(201,940)

$-

At December 31, 2008, the Company had a net operating loss carry forward in the amount of $593,942, available to offset future taxable income through 2028.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the year ended December 31, 2008 and the period March 27, 2007 (inception) through December 31, 2007 is summarized below.

	2008	2007
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	0.0	0.0
Valuation allowance	34.0	34.0
	0%	0%

NOTE 8-	LICENSE AGREEMENT

On September 11, 2008, the Company entered into a License Agreement with Oceanutrasciences Inc., a Canadian company (“ONS”) (the “Agreement”)/ The Agreement is for a term of three years from September 11, 2008 to September 11, 2011. Under the terms of the Agreement, the Company has acquired the license and trademark rights to produce the “Nutra-Pro 80-20” product from ONS in the North America animal feed territory. The Company has acquired these rights for $150,000 (CD$) ($141,525 US$ at September 11, 2008). The Company paid the initial payment of $50,000 (CD$), with the remaining payments due $50,000 (CD$) on October 31, 2008 and $50,000 (CD$) on December 31, 2008. The Company has made a $25,000 (CD$) payment in December 2008, and as of December 31, 2008 owes $75,000 (CD$), which is reflected in accounts payable and accrued expenses on the balance sheet at December 31, 2008. The Company is amortizing the license fee over the 36 month term of the Agreement. Amortization expense through December 31, 2008 amounted to $12,277.

NOTE 9-	FAIR VALUE MEASUREMENTS

On January 1, 2008, the Company adopted SFAS 157. SFAS 157 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. SFAS 157’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. SFAS 157 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2008:

	Level 1	Level 2	Level 3	Total

Cash	810	-	-	810

Total assets	810	-	-	810

Short-term notes	38,966	-	-	38,966

Total liabilities	38,966	-	-	38,966

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In September 2007 our board of directors appointed Michael Pollack, CPA, LLC (“Pollack”), independent accountant, to audit our financial statements for the period ended September 30, 2007.  On January 7, 2008, we were notified that effective January 1, 2008, Pollack had merged into the accounting firm of KBL, LLP (“KBL”), and that Pollack resigned as our independent registered public accounting firm. A copy of Pollack’s letter regarding the resignation is included as Exhibit 16.1 to our Form 8-K filed on February 1, 2008.

We made the contents of our Form 8-K available to Pollack and requested it to furnish a letter to the Securities and Exchange Commission as to whether Pollack agreed or disagreed with, or wished to clarify our expression of our views. A copy of Pollack’s letter to the Securities and Exchange Commission is included as Exhibit 16.2 to that Form 8-K.

The report of Pollack on our financial statements for the period from March 27, 2007 (inception) to September 30, 2007, contained an explanatory paragraph relating to our ability to continue as a going concern. Other than this report modification, the report of Pollack on our financial statements for the period from March 27, 2007 (inception) to September 30, 2007 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

We engaged KBL, as our new independent auditors, effective as of January 29, 2008, to audit our financial statements for the year ended December 31, 2008, and to perform procedures related to the financial statements included in our current reports on Form 8-K and quarterly reports on Form 10-QSB or Form 10-Q. The decision to engage KBL was approved by our Board of Directors on January 29, 2008.

Other than in connection with our engagement of KBL, during the period from March 27, 2007 (inception) to September 30, 2007, and through the date of this registration statement, we did not consult KBL, regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or the related instructions thereto or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-B.

Legal Matters

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by M2 Law Professional Corporation, located in Newport Beach, California.

Experts

Our financial statements for the period from March 27, 2007, our date of formation to December 31, 2007 and for the year ended December 31, 2008, appearing in this prospectus which is part of a Registration Statement were audited by KBL and are included in reliance upon such reports given upon the authority of KBL, as experts in accounting and auditing.

Additional Information

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$124.99
Transfer Agent Fees	Approximately	$250.00
Costs of Printing and Engraving	Approximately	$500.00
Legal Fees	Approximately	$10,000.00
Accounting Fees	Approximately	$5,000.00

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

In May 2007, we issued Roger Corriveau, our former officer and director, 6,000,000 shares, Gilbert Pomerleau 500,000 shares, and Ghislaine St-Hilaire 1,500,000 of our common stock for a total cash consideration of $8,000, or $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, , which exemption is specified by the provisions of Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The investor was a non-U.S. person and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

From June to September 2007, we issued 1,286,500 shares of our common stock for $0.10 per share. The gross proceeds to us were $128,650.00. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, , which exemption is specified by the provisions of Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The investor was a non-U.S. person and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

Pursuant to a private placement offering, on December 18, 2008, we issued an aggregate of 421,502 shares of our restricted common stock at a price of $0.20 USD per share in exchange for cash of $25,000 USD, and $59,725.00 CDN raised from July to September 2008, as reported in our most recent quarterly report on Form 10-Q.  The shares were issued to a total of seven purchasers in transactions which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. The proceeds were used for working capital.   The amount was reflected as a liability for stock to be issued on the balance sheet as of the quarter ending September 30, 2008 since we did not issue the shares at the time of subscription.

To convert outstanding loans to stock, on December 18, 2008, we issued an aggregate of 916,343 shares of our common stock to certain holders of certain outstanding promissory notes in the amount of $115,000 CDN, who elected to convert the amounts due at the conversion price of $0.12 USD per share.  We issued an aggregate of 124,998 shares of our common stock to certain holders of certain outstanding promissory notes in the amount of $15,000 USD, who elected to convert the amounts due at the conversion price of $0.12 USD per share.  The shares were issued in transactions which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. The original promissory notes were short term loans for amounts ranging between $5,000 and $45,000 (CD$) each and were provided to us for working capital.

On October 30, 2008, we issued 1,550,000 shares of common stock to three consultants in exchange for services provided to us, which were valued at $310,000 or $0.20 per share. The shares were issued in transactions which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Exhibits

Copies of the following documents are filed with this registration statement, Form S-1, as exhibits:

Exhibit No.

1.                      Underwriting Agreement (not applicable)

3.1                    Articles of Incorporation*

3.2                      Bylaws*

5.                      Executed Opinion Re: Legality

8.                      Opinion Re: Tax Matters (not applicable)

10.1                      License Agreement with Oceanutrasciences Inc.**

11.                      Statement Re: Computation of Per Share Earnings***

23.1                      Consent of Auditors

23.2                      Consent of Counsel****

*           Filed as Exhibits to our registration statement on Form SB-2 filed on December 7, 2007.
**         Filed as an Exhibit to Form 8-K filed on September 16, 2008
***       Included in Financial Statements
****    Included in Exhibit 5

Undertakings

A. We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Bio-Solutions Corp.
a Nevada corporation

/s/ Gilles Chaumillon	March 20, 2009
Dr. Gilles Chaumillon
Principal Executive Officer, President, Chief Executive Officer

/s/ Gilbert Pomerleau	March 20, 2009
Gilbert Pomerleau
Principal Financial and Accounting Officer, Chief Financial Officer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Gilles Chaumillon	March 20, 2009
Dr. Gilles Chaumillon
Principal Executive Officer, President, Chief Executive Officer

/s/ Gilbert Pomerleau	March 20 , 2009
Gilbert Pomerleau
Principal Accounting Officer, Chief Financial Officer, Director

/s/ Ghislaine St-Hilaire	March 20, 2009
Ghislaine St-Hilaire
Vice-President, Secretary, Director